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                                                                    EXHIBIT 99.2

                         [COLLINS & AIKMAN LETTERHEAD]

STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, J. Michael Stepp, state and attest that:

     (1) To the best of my knowledge, based upon a review of the covered reports of Collins & Aikman Corporation, and, except as corrected or supplemented in a subsequent covered report:

        - no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

        - no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

     (2) I have reviewed the contents of this statement with the Company's audit committee.

     (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

        - December 31, 2001 Annual Report on Form 10-K of Collins & Aikman Corporation;

        - all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Collins & Aikman Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

        - any amendments to any of the foregoing.

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/s/ J. MICHAEL STEPP                           Subscribed and sworn to
---------------------------------------------  before me this 12th day of
J. Michael Stepp                               August 2002.
Vice Chairman and Chief Financial Officer      /s/ PHYLLIS MARIE SLEIGHT
(Principal Financial Officer)                  ---------------------------------------------
August 14, 2002                                Notary Public
                                               Commission expires Sept 24, 2003
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